UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.         )

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Broadwing Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1.	Amount Previously Paid:
2.	Form, Schedule or Registration Statement No.:
3.	Filing Party:
4.	Date Filed:

April 4, 2006

Dear Fellow Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Broadwing Corporation which will begin at 10:00 a.m., Central Time, on Friday, May 12, 2006. The Meeting will be held at Omni Austin Hotel Downtown, 700 San Jacinto, Austin, Texas 78701, phone: (512) 476-3700. The formal Notice of Meeting and Proxy Statement containing further information about the meeting are on the following pages.

The primary business of the meeting will be:

•	to elect one Class III Director to serve until the 2009 Annual Meeting;

•	to elect one Class I Director to serve until the 2007 Annual Meeting; and

•	to ratify the appointment of KPMG LLP as our independent registered public accounting firm, herein referred to as our independent auditors, for fiscal year 2006.

Your Board of Directors recommends a vote for the election of the nominees for director and the ratification of the appointment of the Corporation’s independent auditors.

The enclosed Proxy Statement describes the business of the Annual Meeting, including the election of the directors and the ratification of the appointment of the independent auditors. Please read it carefully before deciding how to vote.

Your vote at the Annual Meeting is important no matter how many shares you own. Whether you plan to attend the Annual Meeting in person and in order to ensure that your shares will be voted, we urge you to please promptly complete and submit a proxy over the Internet, by telephone or mail. You are encouraged to specify your choices on matters to be voted upon. However, it is not necessary to specify any choice if you wish to vote in accordance with the recommendations of your Board of Directors. We hope that you will be able to attend the Annual Meeting. If you do attend the Annual Meeting of Stockholders, you may vote your stock in person even though you have submitted a completed proxy.

Admission to the Annual Meeting will be by ticket only. Your official admission ticket to the Annual Meeting is enclosed.

Thank you for your cooperation.

Sincerely,

Lynn Anderson	Kim Larsen	Scott Widham
Member, Office of the Chief Executive	Member, Office of the Chief Executive	Member, Office of the Chief Executive

BROADWING CORPORATION

1122 Capital of Texas Highway South

Austin, Texas 78746

(512) 742-3700

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 12, 2006

MEETING TIME	10:00 a.m. Central Time Stockholder admission begins at 9:30 a.m.

DATE	Friday, May 12, 2006

LOCATION	The Omni Austin Hotel 700 San Jacinto Austin, TX 78701

ITEMS OF BUSINESS

(1)       Election of one person to serve as a Class III Director on our Board of Directors until the 2009 Annual Meeting;

(2)       Election of one person to serve as a Class I Director on our Board of Directors until the 2007 Annual Meeting; and

(3)       Ratification of the appointment of KPMG LLP as our independent auditors for fiscal year 2006.

PROXY STATEMENT	The enclosed Proxy Statement describes the business of the Meeting. Please read it carefully before deciding how to vote.

RECORD DATE	The Board of Directors has set the close of business on March 20, 2006 as the record date for the Meeting. This means that owners of our common stock as of that day are entitled to receive this Notice of the Meeting, and vote at the Meeting and any adjournments or postponements of the Meeting.

ANNUAL REPORT	A Proxy Statement with respect to the Meeting accompanies and forms a part of this Notice. A list of stockholders as of the record date will be available for inspection by any stockholder for any purpose relevant to the Meeting during regular business hours at our address above for ten days prior to the Meeting.

PROXY VOTING	Your vote is important. We encourage you to read the enclosed Proxy Statement and to submit a proxy so that your shares will be represented and voted even if you do not attend. You may submit your proxy over the Internet, by telephone or mail. If you do attend the Meeting, you may revoke your proxy and vote in person.

By order of the Board of Directors, Kim D. Larsen Senior Vice President, Secretary and General Counsel

i

Other Matters Including Executive Officers – Executive Termination Benefits Agreements	24
Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters	25

OTHER MATTERS	26

PROPOSALS YOU MAY VOTE ON	27
ELECTION OF DIRECTORS (Proposal #1 on Proxy Card)	27
SELECTION OF INDEPENDENT AUDITORS (Proposal #2 on Proxy Card)	29

ii

BROADWING CORPORATION

1122 Capital of Texas Highway South

Austin, Texas 78746

(512) 742-3700

PROXY STATEMENT FOR 2006 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 12, 2006

GENERAL INFORMATION

Broadwing Corporation (the “Corporation” or “Broadwing”) is furnishing this Proxy Statement to solicit proxies on behalf of the Board of Directors of the Corporation for the Annual Meeting of Stockholders (the “Meeting”) to be held on Friday, May 12, 2006, at 10:00 a.m. Central Time at The Omni Austin Hotel Downtown, 700 San Jacinto, Austin, Texas 78701, phone: (512) 476-3700, and at any adjournment or postponement thereof. Our principal executive office is located at 1122 Capital of Texas Highway South, Austin, Texas, 78746. The Notice of the Annual Meeting, this Proxy Statement, the proxy solicitation/voting instruction card and the enclosed Annual Report for 2005 is first being sent to our stockholders on or about April 4, 2006.

Confidential Voting

Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

Annual Meeting Admission

Only stockholders, authorized proxy holders and the Corporation’s guests may attend the Meeting. An official admission ticket or proof of stock ownership, such as a recent brokerage account statement or letter from your broker, and a valid government-issued picture identification, such as a driver’s license are required for admission to the Meeting. If your shares are held in the name of your broker, bank, or other nominee, you must bring to the Meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on March 20, 2006, the record date for voting.

A detachable admission ticket is attached to your proxy solicitation/voting instruction card. Please detach and bring the detailed admission ticket with you to the Meeting. Internet voters will be guided to a Website where, by following the instructions on the Website, they will be able to print an admission ticket.

For safety and security reasons, no cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.

Stockholders will be admitted to the Meeting location beginning at 9:30 a.m. Central Time. The location is accessible to handicapped persons. A map and directions to the Meeting are printed on the admission ticket.

View Annual Reports and Proxy Statements Online and Reduce Mailing Costs

This Proxy Statement and the 2005 Annual Report to Stockholders are available on Broadwing’s Internet site at http://www.broadwing.com. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

If you are a stockholder of record, you can choose this option by marking the appropriate box on your proxy card or by following the instructions provided if you vote over the Internet or by telephone.

GENERAL INFORMATION

If you choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address of those materials. Your choice will remain in effect until you notify Broadwing Investor Relations in writing or by telephone 1(866) 426-7847 (toll-free) and tell us otherwise. You do not have to elect Internet access each year.

If you hold your Broadwing stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

Conduct of the Meeting

The Chairman has broad responsibility and legal authority to conduct the annual Meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the Meeting. Only stockholders or their valid proxy holders may address the Meeting. Copies of these rules will be available at the Meeting. The Chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the need to conclude the Meeting within a reasonable period of time, we cannot assure that every stockholder who wishes to speak on an item of business will be able to do so. Dialogue can better be accomplished with interested parties outside the Meeting and, for this purpose, we have provided a method for raising issues and contacting the non-employee directors in writing. The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the Meeting is conducted in a manner that is fair to all stockholders. Stockholders making comments during the Meeting must do so in English so that the majority of stockholders present can understand what is being said.

Document “Householding”

We are sending only one Annual Report and Proxy Statement to eligible stockholders who share a single address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. If a registered stockholder residing at an address with other registered stockholders wishes to receive a separate Annual Report or Proxy Statement in the future, he or she may contact Continental Stock Transfer and Trust Co., 17 Battery Place, 8th Floor, New York, NY, 10004 or call 1(212)509-4000. If you own Broadwing shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

Incorporation by Reference of Annual Report

We have filed our Annual Report on Form 10-K for the year ended December 31, 2005 with the United States Securities and Exchange Commission (“SEC”). It is available at the SEC’s website at http://www.sec.gov. We hereby incorporate by reference into this Proxy Statement the information included in Items 6 (“Selected Financial Data”), 7 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), 7A (“Qualitative and Quantitative Disclosures about Market Risk”) and 9 (“Changes in and Disagreements with Accountants on Accounting and Financial Disclosure”) of our Annual Report on Form 10-K for the year ended December 31, 2005.

Requests for Written Copies of 2005 Annual Report

We will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC upon the request of any registered or beneficial owner of our common stock entitled to vote at the Meeting. Requests should be made by mailing Investor Relations, Broadwing Corporation, Attention: Dawn Benchelt, by calling Broadwing Investor Relations at (877) 426-7847 or by accessing the Broadwing website at http://www.broadwing.com. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants including Broadwing.

GENERAL INFORMATION

Stockholder Proposals

Under Rule 14a-8 of the SEC, stockholder proposals to be presented at our Meeting to be held in 2007 must be received by the Secretary of the Corporation no later than December 31, 2006 to be included in the Proxy Statement and on the proxy card that will be solicited by the Board of Directors. The inclusion of any proposal will be subject to applicable rules of the SEC.

Our bylaws require advance notice of any stockholder proposal intended to be presented at the Meeting that is not included in our Notice of Meeting and Proxy Statement or made by or at the direction of the Board of Directors, including any proposal for the nomination for election of a director. A notice of a stockholder proposal must contain specified information concerning the matter to be brought before the Meeting and concerning the stockholder proponent. Any waiver by us of these requirements relating to a particular stockholder proposal will not constitute a waiver of any other stockholder proposal nor will it obligate us to waive these requirements regarding future submissions of that or any other stockholder proposal. To be properly brought before the 2007 Meeting, written notice of nominations for directors or other business to be introduced by a stockholder must be received by January 5, 2007. A complete list of the information required to be included in a stockholder proposal may be found in Section 2.5 of our bylaws.

How to Contact the Non-management Directors of Broadwing Corporation

The Nominating and Governance Committee of the Broadwing Board of Directors has created a process by which parties may communicate with the non-management directors as a group. If you wish to raise a question or concern to the presiding director or the non-management directors as a group, you may do so in writing by contacting:

Kim D. Larsen

Senior Vice President, General Counsel and Secretary

Broadwing Corporation

1122 Capital of Texas Highway South

Austin, TX 78746-6426

All correspondence is reviewed by the Secretary of the Corporation who determines if the correspondence is concerned with more than ministerial aspects of the Board of Directors or its committees or otherwise requires Board attention. If Board attention is warranted, the correspondence is then forwarded by the Secretary to the appropriate Committee Chairman, Board Committee, or the Board.

Effect of October 2004 Stock Split and Dividend

Broadwing affected a one for twenty reverse stock split followed immediately by a one for one stock dividend on October 8, 2004. Accordingly, all stock and option amounts contained in this Proxy Statement, including historical amounts, have been adjusted to take into account and reflect this reverse stock split and dividend.

VOTING RIGHTS AND PROCEDURES

Only stockholders of record at the close of business on March 20, 2006 will be entitled to vote at the Meeting or at adjournments or postponements of the Meeting. On March 20, 2006, there were 85,380,844 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on all matters that may properly come before the Meeting. The aggregate number of shares held in your account(s) is included in the proxy solicitation/voting instruction card sent to you.

Because many stockholders cannot attend the Meeting in person, it is necessary that a large number be represented by proxy. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided.

We are soliciting your vote on the election of two (2) directors and ratification of the appointment of the independent auditors.

How to Vote

You may vote your proxy by Internet, telephone or mail, as explained below. Doing so does not limit your right to vote at the Meeting. If your shares are held in the name of a broker, bank or other nominee, you will be provided voting instructions from that nominee.

•	INTERNET: Access the Internet voting site at http://www.continentalstock.com 24 hours a day. Instructional screen prompts will guide you through the on-line voting process and a confirmation of your voting selections will be required before your vote is recorded.

•	TELEPHONE: Dial toll free 1(866) 894-0537, 24 hours a day. Voice prompts will guide you through the voting process and a confirmation of voting selections will be required before your vote is recorded.

•	PROXY SOLICITATION/VOTING INSTRUCTION CARD (“PROXY CARD”): Simply mark, date and sign the proxy card and return it to Continental Stock Transfer and Trust Co. in the postage-paid envelope provided. To vote in accordance with the Board of Directors’ recommendations, simply sign and date the proxy card and return it in the postage-paid envelope provided.

Please be aware that if you vote over the Internet, you may incur costs such as Internet or telephone access charges for which you will be responsible. The Internet and telephone voting facilities for stockholders of record will close at 12:01 a.m. Eastern Time on May 11, 2006. Other deadlines may apply to you if your stock is held of record by a bank, a broker or other holder of record.

How to Revoke a Vote

All properly completed proxies that are delivered pursuant to this solicitation will be voted at the Meeting in accordance with the directions given in the proxy unless the proxy is revoked before the Meeting. You can revoke your proxy by:

(a)	giving written notice to the Secretary of Broadwing,

(b)	delivering a later dated proxy, or

(c)	voting in person at the Meeting.

VOTING RIGHTS AND PROCEDURES

Voting Representation and Tabulation

A quorum, or majority of the shares outstanding and entitled to vote, is necessary to conduct the Meeting, elect directors and consider the proposals on the agenda at the Meeting. A quorum will be determined by the number of shares represented by persons attending the Meeting and by properly executed and returned proxies. Votes cast in person or by proxy will be tabulated by inspectors of election appointed for the Meeting who will determine whether a quorum is present. Shares of common stock represented by a properly completed proxy will be counted as present at the Meeting for purposes of determining a quorum, without regard to whether the proxy indicates that the stockholder is casting a vote or abstaining.

If you submit a proxy that does not indicate how your shares are to be voted on a matter, properly completed proxies will be voted FOR the election of all Director nominees and FOR the proposal to ratify the appointment of KPMG LLP. Other matters that properly come before the Meeting will be voted upon by the persons named in the proxy in accordance with their best judgment.

The Class III Director and the Class I Director will be elected by a plurality of the votes present in person or represented by proxy at the Meeting and voting for the election of the Directors, provided a quorum is present. Stockholders are not allowed to cumulate their votes in the election of Directors. Approval of the proposals in connection with selection of KPMG LLP as our independent auditors for the fiscal year ending on December 31, 2006 will require an affirmative vote of the holders of a majority of shares of our common stock present in person or represented by proxy at the Meeting and voting on such proposal, provided a quorum is present.

In all cases, an indication of abstention will be treated as not voting. Accordingly, abstentions or the withholding of votes will have no effect on the number of votes necessary to elect the Class I Director and Class III Director. However, abstentions will have the same affect as a vote against the proposal in connection with the selection of KPMG LLP.

In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not submitted a proxy (so-called “broker non-votes”), those shares will not be treated as present or represented and entitled to vote for purposes of determining the presence of a quorum and will not be treated as present or represented and entitled to vote for purposes of determining the number of votes necessary for the approval of any matter on which they do not have discretionary authority to vote. Accordingly, broker non-votes will have no effect on the number of votes necessary to elect the Class III Director, elect the Class I Director or to ratify the appointment of KPMG LLP. If there are not sufficient votes for approval of any of the matters to be voted upon at the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies.

Solicitation of Proxies

We will pay all costs of soliciting proxies, including charges made by brokers and other persons holding our common stock in their names or in the names of nominees, for reasonable expenses incurred in sending proxy materials to beneficial owners and obtaining their proxies. In addition to solicitation by mail, our Directors, officers and employees may solicit proxies personally and by telephone and Internet, all without extra compensation. We have also retained the services of D. F. King & Co., Inc. to aid in the solicitation of proxies. Fees and expenses to be incurred by us are estimated not to exceed $20,000.

GOVERNANCE MATTERS

Board of Directors

The Board of Directors and its committees perform a number of functions for Broadwing and its stockholders, including:

•	Overseeing the management of the Corporation on your behalf;
•	Reviewing Broadwing’s long-term strategic plans;
•	Exercising direct decision-making authority in key areas, such as declaring dividends;
•	Selecting the CEO and evaluating the CEO’s performance; and
•	Reviewing development and succession plans for Broadwing’s top executives.

Nominating and Governance Committee

Broadwing’s Nominating and Governance Committee is a standing committee of the Board of Directors and its charter is available on our website at http://www.broadwing.com. The Committee is independent under the listing standards of the Nasdaq. Its principal purposes are to recommend to the Board of Directors:

•	the composition of the Board and its committees including size and qualifications;
•	the role of the Board in the corporate governance process; and
•	compensation for the Board of Directors.

The Committee also oversees the periodic evaluation of the Board of Directors and its committees.

Identifying and Evaluating Nominees for Directors

The Corporation’s process for identifying and evaluating candidates to be nominated to the Board of Directors starts with an evaluation of a candidate by the Chairman of the Nominating and Governance Committee followed by the Nominating and Governance Committee in its entirety and the Chief Executive Officer. Each year, the Committee recommends to the Board of Directors the slate of directors to serve as management’s nominees for election by the stockholders at the Meeting. Director candidates may also be identified by stockholders. In addition, the Corporation may utilize outside search firms to suggest potential candidates.

Stockholder Nominees

The Nominating and Governance Committee is comprised of Messrs. Hardiman, Hrabowski, Oros and Walker. The Nominating and Governance Committee identifies director nominees from various sources such as officers, directors, and stockholders. In 2005, the Committee did not retain the services of any third party consultants to assist in identifying and evaluating potential nominees. The Nominating and Governance Committee will consider and evaluate a director candidate recommended by a stockholder in the same manner as a committee-recommended nominee. The Nominating and Governance Committee will assess all director nominees taking into account several factors including, but not limited to, issues such as the current needs of the Board and the nominee’s qualifications (please refer to “Director Qualifications” on page 7). The Nominating and Governance Committee will ultimately recommend nominees that it believes will enhance the Board’s ability to manage and direct, in an effective manner, our affairs and business.

Stockholders wishing to recommend a director candidate to serve on the Board may do so by providing advance written notice to the Corporation. To make a director nomination at the 2007 Annual Meeting, a stockholder must follow the same procedures required for submitting a stockholder proposal. See “Stockholder Proposals” section on page 3 of this Proxy. Notices should be sent to Kim D. Larsen, Secretary, Broadwing Corporation, 1122 Capital of Texas Highway South, Austin, Texas 78746-6426. The notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the nominating stockholder is a stockholder of record of the Corporation’s stock entitled to

GOVERNANCE MATTERS

vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a Proxy Statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the Meeting of Stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. If you are interested in recommending a director candidate, you may request a copy of the Corporation’s Bylaws by writing the Corporation Secretary at the address set forth on the front page of this Proxy Statement.

Director Qualifications

The Nominating and Governance Committee annually reviews the criteria for selection of director nominees. The Board seeks a diverse group of candidates who possess the background, skills, expertise and time to make a significant contribution to the Board, to the Corporation and its stockholders. Criteria against which the slate of nominees has been measured include the following:

•	Meets bylaws requirements;
•	Reflects highest personal and professional integrity;
•	Meets Nasdaq Marketplace independence criteria as required;
•	Has relevant educational background;
•	Has exemplary professional background;
•	Has relevant past and current employment affiliation(s), Board affiliations and experience;
•	Is free from conflicts of interest;
•	Is technology-proficient;
•	Possesses diverse background;
•	Has demonstrated effectiveness;
•	Possesses sound business judgment;
•	Has adequate time to devote to Board responsibilities; and
•	Represents the best interests of all stockholders.

Director Independence

Each director-nominee’s independence from the Corporation is fully evaluated by the Nominating and Governance Committee and the Board of Directors to ensure compliance with the independence requirements of the Nasdaq Stock Market listing standards, as required. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with Broadwing (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Corporation).

The Board of Directors has determined, that with the exception of Dr. David R. Huber, all of its members are “independent members” under the Nasdaq Stock Market listing standards. The Board of Directors has determined that no member of the Audit Committee is a “financial expert” as defined in Item 401 of Regulation S-K.

Nominees for Election at 2006 Annual Meeting

There are two (2) nominees for election to the Board of Directors in May 2006 and their biographical information is provided on page 27 in the section entitled “Election of Directors”. One nominee currently serves as a director. One nominee does not currently serve as a director.

GOVERNANCE MATTERS

The Board of Directors ratified the slate of directors and recommends that the stockholders vote FOR the nomination of directors.

Code of Business Conduct for Compliance and Integrity

The Corporation has a Code of Conduct that is applicable to all employees, officers and members of Board of Directors. The Code of Conduct is entitled Code of Business Conduct for Compliance and Integrity (the “Code”) and is designed to help employees resolve ethical issues in an increasingly complex business environment. The Code applies to all employees, including without limitation, the Chief Executive Officer, the Chief Financial Officer, the General Counsel, the Corporate Controller, the Treasurer, the Corporate Secretary and the Chief Accounting Officer. The Code also applies to all members of the Board of Directors.

The Code forms the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and the high integrity level of our employees. The Code covers all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of Broadwing’s Code or its policies and procedures. The Sarbanes-Oxley Act of 2002 requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have such procedures in place.

The Corporation may disclose amendments to or waivers of, if any, the provisions of the Code with respect to any director and/or executive officer on the foregoing website. The Corporation will provide without charge, upon request, a copy of the Code by written request to Investor Relations, Broadwing Corporation, Attention: Dawn Benchelt, by calling Investor Relations at (877) 426-7847 or by accessing the Broadwing website at http://www.broadwing.com.

A copy of the Code is available on the Corporation’s Investor Relations website located at www.broadwing.com.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that govern the structure and functioning of the Board and set out the Board’s position on a number of governance issues. They are available to any stockholder on request to the Secretary at the address provided on page 3 above.

Broadwing Corporate Governance Website

From time to time we revise our Corporate Governance Guidelines in response to changing regulatory requirements, evolving best practices and the concerns of our stockholders and other constituents. Our Corporate Governance Guidelines are published on our website at www.broadwing.com, under Investor Relations.

In addition to our Corporate Governance Guidelines, other information relating to corporate governance at Broadwing, is available on our Website, including:

•	Board of Directors — Background and Experience
•	Board Committees — Description of Committees, Charters and Current Members
•	Code of Business Conduct for Compliance and Integrity
•	How to Communicate with Our Directors
•	Broadwing Corporate Governance Guidelines
•	Frequently-asked-questions (FAQs) regarding Broadwing

BOARD OF DIRECTORS, COMMITTEES AND MEETINGS

During 2005, the Board of Directors held thirteen (13) meetings. The Board of Directors currently has three standing committees, each entirely consisting of independent directors: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. One member of the Board of Directors, Dr. Huber, attended our 2005 Annual Meeting. Broadwing does not require, but encourages, members of the Board of Directors to attend annual meetings.

Board Committees

The Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be possible in full Board meetings. Only non-employee directors may serve on the Audit, Compensation and Nominating and Governance Committees.

The table below details the composition of the standing committees of the Board of Directors. Dr. David R. Huber does not serve on committees of the Board of Directors.1

Board Committee Membership Roster

Name of Director	Audit	Compensation	Nominating and Governance
Dr. David R. Huber	—	—	—
Joseph R. Hardiman	C		X
Freeman A. Hrabowski, III	X	X	X
David S. Oros		C	X
Donald R. Walker	X	X	C
2005 Meetings	4	4	4
Member Attendance	100%	100%	100%

(C = Chair)

(X = Member)

Functions of Committees

The roles and functions of the committees are enumerated in each committee’s charter. The complete text of the committee charters can be found under the heading “Investor Relations” on our website at http://www.broadwing.com.

Audit Committee:

•	Directly responsible for appointment, termination, compensation and retention of independent auditors;
•	Responsible for approval of all audit, audit-related, tax and all other services performed by independent auditors;
•	Reviews results of independent auditors’ internal quality control procedures;
•	Reviews and assesses independent auditors’ independence; monitors lead partner rotation;
•	Reviews independent auditors’ report on critical accounting policies and practices, including alternative treatments under generally accepted accounting principles (GAAP);
•	Reviews results and assessment of disclosure controls and procedures;
•	Reviews and discusses CEO/CFO certifications for financial statements;
•	Reviews and discusses Annual Report, Form 10-K, Form 10-Qs, including financial statements and Management’s Discussion and Analysis;

1	On January 31, 2006, Dr. David R. Huber resigned his position as Chief Executive Officer of Broadwing.

BOARD OF DIRECTORS, COMMITTEES AND MEETINGS

•	Reviews and discusses quarterly/annual earnings releases;
•	Reviews risk assessments and related management policies;
•	Reviews with independent auditors any audit issues and management’s responses;
•	Reviews and assesses Audit Committee’s charter;
•	Performs annual performance evaluation of Audit Committee;
•	Establishes procedures for hiring former employees of independent auditors;
•	Reviews qualifications and work of the Corporation’s internal audit function, the scope of the internal audit work plan for the year, its budget and, as appropriate, significant findings and management’s actions to address these findings;
•	Establishes procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters; and reviews any complaints received pursuant to such procedures;
•	Reviews the Corporation’s internal controls with the internal and independent auditors;
•	Monitors compliance with the Corporation’s Code of Business Conduct for Compliance and Integrity and recommends amendments to that Code;
•	Meets in executive session as a committee and meets periodically in executive session with representatives of the Corporation’s independent auditors, management and internal audit department; and
•	Recommends inclusion of audited consolidated financial statements in Form 10-K.

Compensation Committee:

•	Reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance, and approves compensation level based on this evaluation;
•	Discharges the Board’s responsibilities related to compensation of the Corporation’s executives;
•	Recommends incentive compensation and equity-based plans;
•	Administers, approves and adopts awards under incentive compensation and stock plans, including amendments to the awards made under any such plans, and reviews and monitors awards under such plans; and
•	Conducts a performance evaluation of the committee.

Nominating and Governance Committee:

•	Recommends to the Board nominees for election to fill any vacancy and the slate of directors to stand for election by the stockholders at the Meeting; reviews the criteria for selection of director nominees and identifies individuals for nomination as directors;
•	Oversees the organization and function of the Board’s committees; recommends to the Board the membership of each committee and the filling of any vacancy occurring on a committee;
•	Develops and recommends to the Board corporate governance guidelines;
•	Reviews and recommends to the Board the compensation of the Board, including the nature and adequacy of director and officer indemnification and liability insurance;
•	Develops and recommends to the Board an annual self-evaluation of the Board and each of its committees; and
•	Conducts a performance evaluation of the committee.

AUDIT COMMITTEE REPORT

The Audit Committee oversees Broadwing’s financial reporting process and monitors compliance with its Code of Business Conduct for Compliance and Integrity on behalf of the Board of Directors. We are all independent directors under the listing standards of the Nasdaq. Our function is more fully described in our charter, which we review annually. The current charter may be found at http://www.broadwing.com.

Broadwing’s management is responsible for the financial reporting process and preparation, presentation and integrity of the Corporation’s quarterly and annual consolidated financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures and evaluating the effectiveness of internal control over financial reporting. The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Corporation’s independent auditors, KPMG LLP (KPMG). KPMG is responsible for performing an independent audit of the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting. The Audit Committee does not prepare financial statements or conduct audits. In connection with the December 31, 2005 audited consolidated financial statements, we have:

•	Reviewed and discussed with management and the independent auditors the Corporation’s audited consolidated financial statements, including discussions about critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Corporation, and the reasonableness of significant judgments;
•	Discussed with the independent auditors the items that are required to be discussed under applicable professional auditing standards and regulations, including discussions about the quality of the financial statements and clarity of the related disclosures; and
•	Reviewed and considered the written disclosures in the letter received from KPMG, as required by Independence Standards Board Standard No. 1, including a discussion about their independence from Broadwing and management.

Based on the reviews and discussions above, we recommended to the Board of Directors that the audited consolidated financial statements for fiscal year ended December 31, 2005 be included in Broadwing’s Annual Report on Form 10-K for the year ended December 31, 2005, which is filed with the SEC. The Board approved our recommendation.

Submitted by the Audit Committee:

Joseph R. Hardiman	Donald R. Walker
Freeman A. Hrabowski, III

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is a former or current officer or employee of the Corporation or any of its subsidiaries.

No executive officer of the Corporation has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board of Directors of the Corporation.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

From time to time, we reimburse David R. Huber, our Chairman of the Board and former Chief Executive Officer, for the use of an aircraft by our executive employees for business purposes. All amounts reimbursed were based on actual variable costs such as hourly fees for use of aircraft and fuel costs incurred by Dr. Huber in connection with our usage of his aircraft and are limited to an actual amount not to exceed $10,000 in any calendar quarter. In 2005, we paid Dr. Huber an aggregate amount of approximately $70,000 for the use of the aircraft over the twenty one (21) month period from April 2003 through December 31, 2004. We do not reimburse Dr. Huber for any fixed expenses such as management fees or aircraft maintenance fees. We believe that such services were provided to us under this arrangement on terms that were no less favorable to us than could have been obtained from unaffiliated third parties or through the purchase of commercial flights using standard fares. We believe the reimbursement of the executive for such services would not be deemed additional compensation.

DIRECTORS’ COMPENSATION

Our Board of Directors determines the amount of any fees, whether payable in cash, shares of common stock or options to purchase common stock, and expense reimbursement that Directors receive for attending meetings of the Board of Directors or committees of the Board. Broadwing employees receive no extra pay for serving as directors. Non-employee directors receive compensation consisting of cash, options and restricted stock. We paid to each of Messrs. Oros, Hrabowski, Walker and Hardiman $5,000 for each regular meeting of the Board of Directors that they attended in person and $2,500 for each extraordinary board meeting they attended in person and $1,500 for each extraordinary committee meeting they attended in person. We have reimbursed all of our Directors for their reasonable expenses, if any, incurred in connection with attending meetings of the Board of Directors and committee meetings. We paid $8,000 to each member of the Audit Committee for the entire year, and paid the Chairman of the Audit Committee $7,000 in addition to his fees for serving on the Committee.

For fiscal year 2005, no independent director received a grant of restricted shares or options.

The table below shows the total compensation paid and accrued for 2005 to each of our current non-employee directors:

Director	Total	Board Fees ($) earned or paid in cash	Committee Fees ($)	Restricted Stock Awards(1) ($)	Travel ($)	All Other Compensation ($)
Joseph R. Hardiman	$55,443	$40,000	$15,000	—	$443	—
Freeman A. Hrabowski, III	$48,278	$40,000	$8,000	—	$278	—
David S. Oros	$37,500	$37,500	—	—	—	—
Donald R. Walker	$48,000	$40,000	$8,000	—	—	—

Notes to Table:

(1)	The value shown in the number of restricted shares granted, if any, in 2005, is the number of shares multiplied by the closing price of Broadwing common stock on the day of grant.

SECURITIES OWNED BY DIRECTORS, NOMINEES AND NAMED

EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership of our common stock as of February 28, 2006 by: (1) our Directors, our Chief Executive Officer and our executive officers; (2) all current Directors and executive officers as a group; and (3) each stockholder that is known by us to own more than 5% of our common stock. Beneficial ownership, which is determined in accordance with the rules and regulations of the SEC, means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of our common stock. Unless otherwise indicated, all of the shares are owned directly, and the person has sole voting and dispositive power.

The number of shares of our common stock beneficially owned by a person includes shares of common stock issuable with respect to options and convertible securities held by the person which are exercisable or convertible within 60 days of February 28, 2006. The percentage of our common stock beneficially owned by a person or group assumes that the person or group has exercised all options and converted all convertible securities that the person or group holds which are exercisable or convertible within 60 days of February 28, 2006 and that no other persons exercised any of their options or converted any of their convertible securities. Except as otherwise indicated, the business address for each of the following persons is 1122 Capital of Texas Highway South, Austin, Texas 78746.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage Beneficially Owned
Dr. David R. Huber (2) Chairman and Chief Executive Officer	9,601,049	12.61%
Joseph R. Hardiman (3) Director	58,277	*
Freeman A. Hrabowski, III (4) Director	48,971	*
David S. Oros (5) Director	64,865	*
Donald R. Walker (6) Director	63,221	*
Lynn D. Anderson (7) Senior Vice President, and Chief Financial Officer	213,483	*
Kim D. Larsen (8) Senior Vice President, General Counsel and Secretary	266,294	*
Scott Widham (9) President of Sales and Marketing	188,870	*
All current officers and Directors as a group (8 persons)

Notes to Table:

*	Less than 1%

(1)	The Corporation affected a one for twenty reverse stock split followed immediately by a one for one stock dividend on October 8, 2004. Accordingly, all stock amounts referenced in this table, including historical amounts, have been adjusted to take into account and reflect this reverse stock split and dividend.

(2)	Includes 6,460,594 shares directly held, 2,491,673 shares held by HRLD Limited Partnership, 295,210 shares held by Dr. David R. Huber Grantor Retained Annuity Trust, 142,000 shares held by Columbia Trust, 41,276 shares held by The Grande Foundation, 296 shares held by HRLD Corporation and 170,000 shares issuable pursuant to options exercisable within 60 days of February 28, 2006. On January 31, 2006, Dr. Huber resigned his position as Chief Executive Officer of Broadwing.

(3)	Includes 33,000 shares directly held, 2,000, shares held in a self-directed IRA and 23,277 shares issuable pursuant to options exercisable within 60 days of February 28, 2006.

(4)	Includes 32,750 shares directly held and 16,221 shares issuable pursuant to options exercisable within 60 days of February 28, 2006.

(5)	Includes 41,588 directly held and 23,277 shares issuable pursuant to options exercisable within 60 days of February 28, 2006.

EXECUTIVE COMPENSATION

(6)	Includes 32,000 shares directly held, 15,000 shares held through a 401K plan and 16,221 shares issuable pursuant to options exercisable within 60 days of February 28, 2006.

(7)	Includes 82,334 shares directly held and 131,149 shares issuable pursuant to options exercisable within 60 days of February 28, 2006.

(8)	Includes 150,012 shares directly held, 105,984 shares issuable pursuant to options exercisable within 60 days of February 28, 2006, 10,000 shares held by the Larsen Family LLC, of which Mr. Larsen is the managing member, 298 shares held by Mr. Larsen’s wife.

(9)	Includes 136,792 shares directly owned and 52,078 shares issuable pursuant to options exercisable within 60 days of February 28, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and Directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports showing their ownership of our equity securities on Form 3 and changes in ownership on Forms 4 or 5 with the SEC and the Nasdaq Stock Market. These officers, Directors and ten percent (10%) stockholders are also required by SEC rules to furnish us with copies of all forms they file.

Based solely on our review of the copies of such forms received by us during our most recent fiscal year, or written representations from certain reporting persons and executives disclosed in our 2005 Proxy Statement, we believe that our officers, Directors and ten percent stockholders have complied with all applicable Section 16(a) filing requirements.

STOCK PRICE PERFORMANCE GRAPH

The following graph compares total return of our common stock during the period beginning July 28, 2000 (the first day of trading of our common stock following our initial public offering) and ending on December 31, 2005, with the Nasdaq Composite Index and the Nasdaq Telecommunications Index. Each index assumes $100 invested at the close of trading on July 28, 2000, and reinvestment of dividends.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

Overview

The Compensation Committee

The Compensation Committee (the “Compensation Committee”) oversees and reviews our executive compensation policies and programs and recommends the form and amount of compensation to be paid to executive officers. The Committee is independent and consists entirely of Board members who are neither officers nor employees of Broadwing or its subsidiaries and who are independent under the listing standards of the Nasdaq Stock Market. The Compensation Committee is responsible for approving performance-based compensation (such as employee stock options) intended to be eligible for full tax deductibility under the Internal Revenue Code (“IRC”) Section 162(m). The purposes and responsibilities of the Committee are set forth in its charter. During 2005, the Board reviewed the recommendations of the Committee involving the compensation of the named executive officers.

Executive Compensation Philosophy

Broadwing’s executive compensation program has four primary goals:

•	To attract, motivate and retain talented executives;
•	To align the interests of our executives with the interests of our stockholders;
•	To ensure that total compensation takes into account both Broadwing’s and the executive’s short-term and long-term performance; and
•	To provide total compensation that is designed to be competitive with that offered to executives with similar responsibilities at other companies of comparable size, complexity and quality.

Methodology

The Compensation Committee’s decisions regarding executive officer compensation are primarily based upon our assessment of each executive officer’s leadership performance and potential to enhance long-term stockholder value. We rely upon our judgment about each individual — and not on rigid guidelines or formulas, or short-term changes in business performance — in determining the amount and mix of compensation elements for each executive officer. Key factors affecting our judgments include: the executive’s performance compared to the goals and objectives established for the executive at the beginning of the year; the nature, scope and level of the executive’s responsibilities; the executive’s contribution to the Corporation’s financial results; the executive’s effectiveness in leading our initiatives to increase customer value, productivity, cash flow and revenue growth; and the executive’s contribution to the Corporation’s commitment to corporate responsibility. We also consider the compensation levels and performances of similar industry companies, as these companies are most likely to compete with us for the services of our executives.

In order to assess the competitiveness of our executive compensation program, the Compensation Committee reviewed survey data and gathered information by a nationally recognized, independent consulting firm specializing in executive compensation. The independent consulting firm also reviewed the Corporation’s executive compensation program and provided input to the Compensation Committee. We examined compensation information from a cross-industry subset group of thirteen (13) telecommunication companies and five technology companies (collectively referred to as the “Comparator Group”). The Comparator Group consisted of both publicly held and private companies and were of a complexity and quality similar to that of the Corporation. To facilitate comparison, data for individual companies in the Comparator Group were adjusted for size where necessary. We made comparisons to the median compensation level of the Comparator Group and utilized the survey data to identify competitive levels of executive salaries and compensation. Although we do not use set formulas to set executive compensation in relation to this market data, we generally aim to set executive salaries and compensation at or below the average for similar positions in the market.

EXECUTIVE COMPENSATION

Our decisions concerning the specific compensation elements and total compensation paid or awarded to Broadwing’s executives, including our Chief Executive Officer, in 2005 were made within this framework and after input from an executive compensation expert. We also considered each executive’s current salary and prior-year bonus, the appropriate balance between incentives for long-term and short-term performance, compensation paid to the executive’s peers (on a revenue — adjusted basis) and the total compensation potentially payable to, and all of the benefits accruing to, the executive, including (1) supplemental executive benefits, (2) accumulated potential value of prior equity-based grants, and (3) the amount and type of perquisites. In all cases, our specific decisions involving 2005 total executive compensation were ultimately based upon our judgment regarding the individual executive’s performance and potential future contributions as well as to whether each particular payment or award would provide an appropriate incentive and reward for performance that sustains and enhances long-term stockholder value.

Policy on Deductibility of Executive Compensation

The Compensation Committee does not believe Section 162(m) of the Internal Revenue Code of 1986, which disallows a tax deduction for certain compensation in excess of $1 million, will likely have an effect on Broadwing in the near future. The Compensation Committee believes that stock options granted under our 1997 Stock Option Plan and our 2000 Long-Term Incentive Plan, as well as restricted stock granted under the 2000 Long-Term Incentive Plan, meet the exception for qualified performance-based compensation in accordance with Internal Revenue Code Regulations, so that amounts otherwise deductible with respect to such options will not count toward the $1 million deduction limit. The Compensation Committee’s general policy is to take into account the deductibility of compensation in determining the type and amount of compensation payable to executive officers.

Compensation Structure

The key elements of our executive compensation program consists of:

•	Annual compensation including base salary;
•	Long-term compensation including stock options, restricted stock and long-term incentive performance awards. The Committee may, from time to time, grant other forms of incentives; and
•	Annual performance incentive bonus.

Each element is described below.

Compensation Elements

Base Salary

Using Comparator Group information, we evaluate each individual executive’s base salary by reference to the median for base salary of comparable executive positions in the Comparator Group. Our senior executive base salary philosophy permits the adjustment of an individual executive’s actual base salary above or below the median of the Comparator Group upon consideration of the following:

•	Sustained high level performance;
•	Demonstrated success in meeting or exceeding key financial and other objectives;
•	Proven ability to create stockholder value;
•	Highly developed skills and abilities critical to the success of the business unit or Corporation; and
•	Experience and time in position.

We also consider the compensation paid to other executives with comparable responsibilities. Base salaries for fiscal 2005 and 2006 reflect the results of a compensation survey conducted in 2004, as well as other industry information available to Broadwing. The Compensation Committee intends to continue to adjust compensation appropriately in order to compete for and retain executives who operate Broadwing effectively and align the interests of its executive officers with the long-term interests of our stockholders.

EXECUTIVE COMPENSATION

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The Summary Compensation Table below provides summary information with respect to our Chief Executive Officer and our three other most highly compensated executive officers in 2005. None of these officers exercised any options to purchase our common stock during the year ended December 31, 2005. As of December 31, 2005, all options granted to the named executive officers were granted under our 1997 Stock Option Plan and 2000 Long-Term Incentive Plan. All grants awarded are not exercisable until vested. The value of unexercised in-the-money options/SARs at our fiscal year end is based on the closing price of our common stock on Friday, December 30, 2005, $6.05, minus the per share exercise price, multiplied by the number of shares issued upon exercise of the option.

Performance Bonuses

During the year ended December 31, 2005, Broadwing implemented a bonus plan for fiscal 2005 that would pay out a portion of the annual cash compensation of each executive officer contingent upon Broadwing’s financial performance, as well as an assessment of individual performance. The bonuses were based on 2005 bonus plan objectives for meeting individual objectives (25%) which were achieved and corporate cash EBITDA goals (60%), and corporate revenue goals (15%), which were exceeded. Under the 2005 bonus plan, Mr. Widham earned a bonus of $75,000, Mr. Anderson earned a bonus of $245,000, and Mr. Larsen earned a bonus of $245,000. As Dr. Huber resigned his position as Chief Executive Officer on January 31, 2006, the Board did not grant any bonus to Dr. Huber for 2005. The Compensation Committee intends to approve an executive bonus plan each year for the foreseeable future. Typically executive bonuses are awarded during the first quarter of each year based on the performance of the Corporation and individual performance of each named executive officer during the prior year.

Long-Term Equity Incentives

The Compensation Committee strongly believes in granting stock options or restricted stock to Broadwing’s executive officers to tie executive officer compensation directly to Broadwing’s long-term success and increases in stockholder value. During fiscal 2005, the Compensation Committee reviewed the stock and option holdings of the Chief Executive Officer and the three other most highly compensated executive officers. The Compensation Committee determined that additional awards of restricted stock to Dr. Huber and the three other most highly compensated executive officers were advisable. During fiscal 2005 the Compensation Committee awarded restricted stock to each of Dr. Huber and Messrs. Larsen, Widham and Anderson as described under “Long-Term Compensation,” in the “Summary Compensation Table” below. Long-term equity incentive compensation is normally determined and awarded during the second or third quarter of each year based on the Corporation’s performance and individual performance of each named executive officer during the prior year.

In determining the size of each stock option grant and restricted stock to each executive officer in the future, the Compensation Committee intends to take into account the executive officer’s position with Broadwing, the executive officer’s past performance and the number and price of unvested options and restricted stock then held by the executive officer. Stock options granted to executive officers under Broadwing’s 1997 Stock Option Plan and its 2000 Long-Term Incentive Plan generally have an exercise price equal to the fair market value on the date of grant and vest over a four-year period, subject to potential acceleration of vesting upon termination or constructive termination upon a change in control of Broadwing. Restricted stock grants to executive officers under Broadwing’s 2000 Long-Term Incentive Plan have no exercise price and vest over a four-year period, subject to potential acceleration of vesting upon termination or constructive termination upon a change of control of Broadwing.

During 2005, the Compensation Committee determined that no adjustment or repricing of long-term incentive stock options was advisable. Prior years’ adjustments or repricing of long-term incentive stock awards is described under “Securities Underlying Options” in the “Summary Compensation” table below in the “Ten-Year Options/SAR Repricings” table below.

EXECUTIVE COMPENSATION

Total Compensation—Tally Sheets

The Corporation intends to continue its strategy of compensating its executives through programs that emphasize performance-based incentive compensation. To that end, executive compensation is tied directly to the performance of the Corporation and is structured to ensure that, due to the nature of the business, there is an appropriate balance between the long-term and short-term performance of the Corporation, and also a balance between the Corporation’s financial performance and stockholder return. The Committee believes that 2005 compensation for named executive officers was consistent with the Corporation’s financial performance and the individual performance of each of the named executive officers, and also believes that the compensation was reasonable in its totality. Compensation tally sheets for each of the named executive officers were prepared and reviewed by the Committee in 2005. These tally sheets affixed dollar amounts to all components of the named executive officers’ 2005 compensation, including without limitation current pay (salary and bonus), deferred compensation, outstanding equity awards, benefits and perquisites. The Committee is committed to review tally sheets at least on an annual basis.

Chief Executive Officer Compensation

Dr. David R. Huber has served as Broadwing’s Chief Executive Officer since Broadwing’s inception in June 1997 through January 31, 2006. As described above for Broadwing’s other executive officers, Dr. Huber’s base salary for fiscal year 2005 reflected the result of a compensation survey conducted in 2004, as well as other industry information available to Broadwing. Dr. Huber received a $100,000 raise for fiscal year 2005. As Dr. Huber resigned his position as Chief Executive Officer of Broadwing on January 31, 2006, Dr. Huber received no bonus in fiscal year 2005. The Compensation Committee may adjust the Chief Executive Officer’s compensation in the future, based upon comparative salaries of chief executive officers in Broadwing’s industry and other factors which may include Broadwing’s financial performance and the contributions of the Chief Executive Officer in meeting financial and strategic goals.

Submitted by the Compensation Committee:

David S. Oros	Freeman A. Hrabowski, III
Donald S. Walker

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following tables set forth information with respect to those persons who: (1) served as our Chief Executive Officer during the fiscal year ended December 31, 2005; and (2) were our three other most highly compensated executive officers at December 31, 2005 whose total annual salary and bonus exceeded $100,000 for the year (each of these persons is referred to as a “named executive officer”):

Name and Principal Position	Annual Compensation					Long-Term Compensation
	Year	Total Comp ($)(1)	Salary ($)	Bonus ($)		Restricted Stock Awards ($) (2)	Securities Underlying Options (#)	Non-stock Incentive Plan Compensation	All Other Compensation(4) ($)
Dr. David R. Huber Chairman of the Board and Chief Executive Officer	2005 2004 2003	694,300 n/a n/a	392,500 298,125 292,500	— 96,726 781		301,800 1,057,500 —	— 170,000 —	— — —	— — —

Lynn D. Anderson Senior Vice President and Chief Financial Officer	2005 2004 2003	707,998 n/a n/a	286,948 261,863 231,948	245,000 70,000 40,000		176,050 211,500 —	— 33,000 56,811	— — —	— 330,749 —	(4)

Kim D. Larsen Senior Vice President, General Counsel and Secretary	2005 2004 2003	799,238 n/a n/a	281,948 281,793 231,948	245,000 48,244 9,250		176,050 296,100 —	— 50,000 14,300	— — —	96,330 80,428 —	(5) (6)

Scott Widham President of Sales & Marketing	2005 2004 2003	903,674 n/a n/a	276,154 n/a n/a	221,957 n/a n/a	(7)	405,050 n/a n/a	— n/a n/a	— — —	— n/a n/a

John McLeod Chief Operating Officer(8)	2005 2004 2003	723,096 n/a n/a	250,096 n/a n/a	— n/a n/a		473,000 n/a n/a	— n/a n/a	— n/a n/a	— n/a n/a

Notes to Table:

(1)	On January 17, 2006, the SEC proposed new rules regarding executive compensation disclosures in annual proxies. The final rules will become effective in 2007. However, Broadwing believes that it is important that its stockholders have a clear understanding of the total compensation paid to Broadwing’s named executive officers. Accordingly, Broadwing is providing a total compensation figure for each named executive officer, which is comprised of base salary, bonus, fair market value of options and restricted stock granted and all other forms of compensation granted in 2005. Broadwing has not included a valuation of any payments that might be paid as a result of a change-in-control of the Company due to the significant uncertainty of whether any such transaction might occur some time in the future.

(2)	The value shown is the number of restricted shares multiplied by the market price of Broadwing common stock on the day of the grant. The following table shows the number of shares of restricted stock granted by year and the total number and value of the restricted shares held by these executives as of December 31, 2005. The value shown is the number of restricted shares times the market price of Broadwing stock on the last trading day of 2005, Friday, December 30, 2005. The values given do not reflect the any discounting for transfer restrictions or the fact that, during the restricted period, the awards are subject to forfeiture in case of detrimental activity of the executive or early termination of employment. The executives receive the same cash dividends, if any, on restricted shares as holders of regular common stock, but cannot sell the shares during the restricted period.

	Restricted Stock Awarded by Year (#)			Total Restricted Stock Held as of December 31, 2005
Name	2003	2004	2005	(#)	($)
Dr. David R. Huber	—	250,000	60,000	310,000	1,875,500
Lynn D. Anderson	—	50,000	35,000	85,000	514,250
Kim D. Larsen	—	70,000	35,000	105,000	635,250
Scott Widham	—	44,000	85,000	129,000	780,450
John McLeod (8)	—	—	—	—	—

For Dr. Huber and Messrs. Larsen and Anderson, the stock price on date of grant was $4.23 in 2004; and $5.03 in 2005. For Mr. McLeod, the stock price on the date of grant was $9.05 in 2004 and $4.30 in 2005. For Mr. Widham, the stock price on the

EXECUTIVE COMPENSATION

date of grant was $9.05 in 2004 and $4.58 for the June 29, 2005 grant and $5.03 for the October 14, 2005 grant. The stock price on Friday, December 30, 2005 was $6.05.

Mr. McLeod’s shares of restricted stock became forfeit and reverted back to Broadwing upon Mr. McLeod’s resignation as Chief Operating Officer in November 2005.

(3)	“All Other Compensation” consists of the following categories of potential compensation: “personal” legal fees, the incremental cost of each executive’s personal use of corporate aircraft, automobiles and properties, personal financial planning, cash flexible prerequisite payments, temporary housing, club memberships, excess liability insurance, health insurance requirements, security services, tax reimbursement payments, plan relocation, make whole payments, above-market interest, matching contributions, executive life insurance, other plan relocation and amounts accrued in connection with resignation, retirement, or termination. SEC rules allow companies not to disclose the first $50,000 of perquisite costs, but Broadwing voluntarily discloses the full amount of these costs. To the extent an executive officer received any such compensation, an explanatory footnote is provided in this table.

(4)	Includes $330,749 for plan relocation for 2004.

(5)	Includes $96,330 for other plan relocation in 2005.

(6)	Includes $80,428 for other plan relocation in 2004.

(7)	Includes $75,000 bonus and $146,957 in commissions.

(8)	Mr. McLeod resigned as Chief Operating Officer effective November 6, 2005.

Stock Option Grants, Exercises and December 31, 2005 Stock Option Value

The following table contains information about stock options (if any) exercised during 2005 by the named executive officers and the number and value of unexercised in-the-money options held at December 31, 2005. The actual amount, if any, realized upon the exercise of stock options will depend upon the amount by which the market price of our common stock on the date of exercise exceeds the exercise price.

The economic difficulties facing the industry have had a dramatic impact on the price of our common stock. A stock option, which has immediate value only if the market price of our common stock is above the option’s exercise price, has a term of ten years.

Aggregated Option(1) Exercises in 2005 and December 31, 2005 Option Values

			Number of Securities Underlying Unexercised Options December 31, 2005 (#)		Value of Unexercised In-the-Money Options December 31, 2005 ($) (2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Dr. David R. Huber	—	—	170,000	—	—	—
Lynn D. Anderson	—	—	124,362	24,731	5,047	2,667
Kim D. Larsen	—	—	98,540	24,090	4,210	2,225
Scott Widham	—	—	45,645	48,355	—	—
John McLeod	—	—	25,863	29,191	—	—

Notes to Table:

(1)	None of the executives have stock appreciation rights.

(2)	The difference between the exercise price and the market price of Broadwing stock at year end. These amounts are based on the closing price of our common stock of $6.05 on the Nasdaq on Friday, December 30, 2005. The actual gain, if any, an executive realizes will depend on the market price of our stock at the time of exercise. “In-the-money” means the market price of the stock is greater than the exercise price of the option on the date specified.

EXECUTIVE COMPENSATION

The following table provides information on repricing of options, whether through amendment, cancellation or replacement grants, or any other means during the last ten years, held by any individual who was an executive officer:

Ten-Year Option Repricings

Name	Date	Securities underlying number of options repriced or amended(#) (1)	Market price of stock at time of repricing or amendment ($)	Exercise price at time of repricing or amendment ($)	New exercise price ($)	Length of original option term remaining at date of repricing or amendment
Kim D. Larsen	January 30, 2004	36,000	24.10	33.58	14.00	6.5
Terence F. Unter(2)	May 31, 2002 (2001 Grant)	10,800	9.70	14.00	5.00	9.2
	May 31, 2002 (2002 Grant)	36,000	9.70	33.58	5.00	8.1

Notes to Table:

(1)	The Corporation effected a one for twenty reverse stock split followed immediately by a one for one stock dividend on October 8, 2004. Accordingly, all stock amounts referenced in this table, including historical amounts, have been adjusted to take into account and reflect this reverse stock split and dividend.

(2)	Dr. Unter departed the Corporation on mutually agreed terms in May 2002.

Options/SARs Granted in Last Fiscal Year

None of our Chief Executive Officer or our four other most highly compensated executive officers were granted stock options during the year ended December 31, 2005.

Employment Agreements

Mr. Anderson entered into an employment agreement with the Corporation on January 4, 2002. Under that agreement, Mr. Anderson is to receive a base salary of $257,000, subject to increase at the discretion of our Board of Directors, and a bonus of up to 60% of his base salary. Mr. Anderson also received an option to purchase 50,000 shares of our common stock.

On January 30, 2004, Mr. Larsen received a $50,000 raise in his salary. On November 26, 2004, Mr. Anderson received a $29,999 raise in his salary.

On July 27, 2004, the Corporation entered into an agreement with Mr. Larsen regarding his relocation to Austin, Texas. This agreement is in consideration of the Corporation not having to pay Mr. Larsen the associated real estate agent fees and associated costs it would normally bear in selling Mr. Larsen’s Maryland residence. For a three year period, the Corporation agreed to pay Mr. Larsen an amount equal to $5,066 per month (an amount equal to the mortgage payment incurred by Mr. Larsen). Payments were retroactive to May 28, 2004. These payments will be grossed up to cover tax liabilities in an amount sufficient to cover federal, but not state, income taxes relating to the payments.

Other Matters Including Executive Officers – Executive Termination Benefits Agreements

Effective May 10, 2005, the Corporation entered into severance and non-competition agreements with Messrs. Larsen, Anderson, and Widham. Each agreement provides for 1.74 years (20.88 months) base salary and medical benefits continuation in the event that the executive is terminated other than for cause (as defined in the agreement) or if such executive resigns for good reason (as defined in the agreement) within twenty-four (24) months after an enumerated change of control/corporate transaction (as defined in the agreement). Each agreement also contains a twelve (12) month non-compete and non-solicitation provision.

EXECUTIVE COMPENSATION

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The Company has two equity based compensation plans, the 1997 Stock Option Plan and the 2000 Long Term Incentive Plan. The following table sets forth information as of December 31, 2005 concerning the Company’s two equity compensation plans, both of which were approved by stockholders. The Company does not have any equity compensation plans that are not approved by stockholders.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants And Rights	Weighted-Average Exercise Price per Share of Outstanding Options, Warrants And Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In the First Column
Equity compensation plans approved by security holders	7,412,416	$21.69	1,502,367

Notes to Table:

*	As of December 31, 2005, 347,303 and 1,155,064 shares of common stock remained available for future issuance under the 1997 Stock Option Plan and the 2000 Long Term Incentive Plan, respectively. If, at the beginning of any calendar year during the life of the 2000 Long Term Incentive Plan, the number of shares of common stock with respect to which awards under the 2000 Long Term Incentive Plan may be granted is less than 5% of the Company’s outstanding common stock, the number of shares of common stock available for grant under the 2000 Long Term Incentive Plan will be increased to the lesser of (a) 5% of the Company’s outstanding shares of common stock on that date or (b) such other number of shares as the Company’s Board of Directors determines.

OTHER MATTERS

The Board of Directors is not aware of any business or matter other than those indicated above which may properly be presented at the Meeting. If, however, any other matter properly comes before the Meeting, the proxy holders will, in their discretion, vote on the matter in accordance with their best judgment.

PROPOSALS YOU MAY VOTE ON

ELECTION OF DIRECTORS (Proposal #1 on Proxy Card)

Our Board of Directors consists of five persons. The Board of Directors is divided into three classes, with one class of Directors elected at each annual meeting. Currently, Class I and Class II each consist of two Directors and Class III consists of one Director. Each Director holds office for a term of three years and until his/her successor is duly elected and qualified or until his earlier death, resignation or removal.

Dr. David R. Huber has been nominated by the Board of Directors to serve as a Class III Director, to hold office until the 2009 Annual Meeting. On March 17, 2006, Freeman A. Hrabowski III submitted his resignation as a Class I Director to the Board effective April 1, 2006. The Board has resolved to appoint John Morton III on or before the April 2006 Board meeting to replace Messr. Hrabowski as a Class I Director. John Morton III has been nominated by the Board of Directors to serve as a Class I Director, to hold office until the 2007 Annual Meeting. A properly submitted proxy will be voted by the persons named in the proxy for the election of Dr. Huber and Messr. Morton unless you indicate that your vote should be withheld. Dr. Huber is now serving as a Director and Chairman of the Board. Messr. Morton is not currently serving as a Director. The nominees have indicated their willingness to serve if elected, and the Board of Directors has no reason to believe that the nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxy holder for such person or persons as may be designated by the Board of Directors, unless the stockholder has directed otherwise.

You can find the principal occupation and other information about Dr. Huber and Messr. Morton below. Information about our other Directors whose terms of office will continue after the Meeting is also presented below.

The Board of Directors recommends that the stockholders vote FOR the election of David R. Huber as a Class III Director and FOR the election of John Morton III as a Class I Director.

BIOGRAPHY FOR DIRECTOR NOMINEE NOT CURRENTLY SERVING AS A BROADWING DIRECTOR

John Morton III, age 62, is not a current Director of Broadwing. Prior to retiring in September 2005, Mr. Morton served as President of Premier Bank, Bank of America and was a member of Bank of America’s Management Operating Committee. From 1997 to 2001, Mr. Morton served as President of Mid-Atlantic Region, Bank of America. Prior to assuming the Regional President position, Mr. Morton was President of the Private Client Group from 1996 – 1997. From 1994 – 1996, he was Chairman, CEO and President of The Boatmen’s National Bank of St. Louis. In 1990/1991, Mr. Morton served as Perpetual Financial Corporation’s Chairman, Chief Executive Officer and President. Mr. Morton’s Board of Director positions have included: Chairman – Perpetual Financial Corp Chairman; Boatmen’s National Bank of St. Louis; Audit and Compensation Committees – Farm and Home Financial and ERC International; and Chairman of Special Committee – Dynamac International. Mr. Morton was a member of the Executive Committee of the Federal City Council in Washington DC and a former chairman of the Greater Baltimore Committee in Baltimore. Mr. Morton holds a bachelor’s degree from the U.S. Naval Academy and a masters in business administration from Harvard University. He served in the U.S. Navy as a lieutenant aboard the nuclear submarine U.S.S. George Washington Carver.

CLASS III — NOMINEE WHOSE TERM EXPIRES IN 2009

David R. Huber, Ph.D., age 55, is the founder of Broadwing. He has served as a Director and chairman of the board and chief executive officer since June 1997. Dr. Huber also served as president of Broadwing from June 1997 to May 2002. Dr. Huber has 21 years of experience in the development of optical communications systems.

PROPOSALS YOU MAY VOTE ON

From 1992 through April 1997, Dr. Huber served first as chief technology officer and later as chief scientist of Ciena Corporation, a company he founded in 1992. From 1989 through 1992, Dr. Huber managed the Lightwave Research and Development Program for General Instrument Corporation. Prior to 1989, Dr. Huber held positions in optical communications development at Rockwell International Corporation, Optelecom, Inc. and ITT Industries, Inc., formerly International Telephone & Telegraph Corporation. Dr. Huber holds 41 U.S. patents in optics technology and has numerous additional patents pending. He earned a Ph.D. in electrical engineering from Brigham Young University and a B.S. in physics from Eastern Oregon State University. Dr. Huber is the brother-in-law of Mr. Kim D. Larsen, Broadwing’s Senior Vice President, General Counsel and Secretary.

CLASS II DIRECTORS WHOSE TERM IS EXPIRING IN 2008

Joseph R. Hardiman, age 68, has served as a Director since July 2000. Mr. Hardiman served as the president and chief executive officer of the National Association of Securities Dealers, Inc. and its wholly owned subsidiary, The Nasdaq Stock Market, Inc., from September 1987 through January 1997. From 1975 through September 1987, Mr. Hardiman held various positions at Alex. Brown & Sons, including managing director and chief operating officer. Mr. Hardiman earned B.A. and LLB degrees from the University of Maryland. Mr. Hardiman serves on the boards of the Franklin Resources, Inc., the ISI Funds, the Brown Investment Advisory Trust Company and University of Maryland Baltimore Foundation. Previously, he served on the boards of the Depository Trust Company, the Securities Industry Foundation for Economic Education, the Securities Regulation Institute and the Center for the Study of the Presidency, the Nevis Fund, Soundview Technology Group and Deutsche Scudder Funds.

Donald R. Walker, age 61, has served as a Director since October 2002. Mr. Walker has served as an independent government consultant on intelligence space systems and missile defense and as a Senior Review Panel member for United States government agencies since November 2001. From April 2000 to November 2001, Mr. Walker served as president and chief executive officer of Veritect, a computer security firm. From 1995 through 2000, Mr. Walker served as chief information officer of United Services Automobile Association (USAA), a Fortune 200 financial services company, and CEO and President of USAA’s information technology company. Mr. Walker served in the United States Air Force from 1966 to 1995 and retired with the rank of Brigadier General. Mr. Walker received a B.S. in Engineering Science from the United States Air Force Academy, an M.S. in Mechanical Engineering from the University of Southern California, and an MBA from Auburn University.

CLASS I DIRECTORS WHOSE TERM EXPIRES IN 2007

David S. Oros, age 46, has served as a Director since January 2001. Mr. Oros has been chairman and chief executive officer of Aether Systems, Inc., which engages in the ownership and management of a portfolio of mortgage-backed securities and other short-term government agency investments, since he founded Aether in 1996. From 1994 until 1996, Mr. Oros was president of NexGen Technologies, L.L.C., a wireless software development company that contributed all of its assets to Aether. From 1992 until 1994, he was president of the Wireless Data Group at Westinghouse Electric. Prior to that, Mr. Oros spent from 1982 until 1992 at Westinghouse Electric directing internal research and managing large programs in advanced airborne radar design and development. He currently serves on the boards of directors of Aether Systems, Inc. and Novatel Wireless, Inc. Mr. Oros received a B.S. in mathematics and physics from the University of Maryland, Baltimore County.

Freeman A. Hrabowski, III, Ph.D., age 55, has served as Director since October 2002. Dr. Hrabowski has been President of the University of Maryland, Baltimore County since May 1992. Dr. Hrabowski joined the University of Maryland, Baltimore County, in 1987, first serving as Vice Provost, then as Executive Vice President. Dr. Hrabowski serves as a consultant to the National Science Foundation, the National Institutes of Health, the

PROPOSALS YOU MAY VOTE ON

National Academy of Sciences, the U.S. Department of Education, and various universities and school systems nationally. He is a member of numerous boards, including the Baltimore Community Foundation, the Baltimore Equitable Society, Constellation Energy Group, McCormick & Company, Inc., the Mercantile Safe Deposit & Trust Company, the Merrick & France Foundation, the Maryland Technology Council, and the University of Maryland Medical System. Dr. Hrabowski received a bachelors in mathematics from Hampton Institute and an M.A. in mathematics and a Ph.D. in higher education administration and statistics from the University of Illinois at Urbana-Champaign.

SELECTION OF INDEPENDENT AUDITORS (Proposal #2 on Proxy Card)

Unless marked to the contrary, proxies will be voted for the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending on December 31, 2006. The Board of Directors believes that KPMG LLP is knowledgeable about our operations and accounting practices and is well-qualified to act in the capacity of our principal independent auditors. Therefore, the Board of Directors has selected KPMG LLP to act as our independent auditors to examine our consolidated financial statements for the fiscal year ending December 31, 2006. We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm.

Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of KPMG LLP to our stockholders for ratification because we value our stockholders’ views on the Corporation’s independent registered public accounting firm and as a matter of good corporate practice.

Representatives of KPMG LLP are expected to appear at the Meeting, will have an opportunity to make a statement, if they wish to do so, and will be available to answer appropriate questions from stockholders at that time.

The fees billed by KPMG LLP in 2004 and 2005 for services provided to us were as follows:

	2004	2005
Fees (1)	$2,143,239	$1,533,000
Audit-Related Fees (2)	$17,000	—
Tax Fees (3)	$494,776	$195,000
All Other Fees (4)	$180,000	$100,000

TOTAL	$2,835,015	$1,828,000

Notes to Table:

(1)	In the above table, in accordance with the SEC’s definitions and rules, “Audit Fees” are the aggregate fees that the Corporation paid or are payable to KPMG for the audit of the Corporation’s annual financial statements included in the Form 10-K and review of financial statements included in the Form 10-Qs for the audit of the Corporation’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; for the attestation of management’s report on the effectiveness of internal control over financial reporting; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	“Audit-related fees” include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and internal control over financial reporting and not included in the “audit fees” described above. These fees, which were approved by the Audit Committee were for services related to Broadwing’s 401(k) plan and related financial statements.

(3)	“Tax Fees” are fees billed by KPMG LLP in either 2004 or 2005 for tax services, including tax compliance, tax advice or tax planning.

(4)	“All Other Fees” are fees billed by KPMG LLP in 2004 and 2005 that are not included in the above classifications. These fees, approved by the Audit Committee, were for regulatory compliance procedures.

PROPOSALS YOU MAY VOTE ON

All services provided by KPMG LLP after May 1, 2004 were, and all services to be provided by KPMG LLP in 2006 will be, permissible under applicable laws and regulations and have been and will continue to be, pre-approved by the Audit Committee. In accordance with applicable law, the Corporation is required to disclose the non-audit services approved by the Audit Committee performed by KPMG LLP. Non-audit services are defined as services other than those provided in connection with an audit or a review of the financial statements of a company.

If the selection of KPMG LLP is not approved by the stockholders, the Board of Directors will consider such a vote as advice to select other independent auditors for the 2007 fiscal year, rather than the 2006 fiscal year, because of the difficulty and expense involved in changing independent auditors on short notice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Corporation and our stockholders.

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of KPMG LLP as our independent auditors.

APPENDIX A

BROADWING CORPORATION

AUDIT COMMITTEE CHARTER

I. PURPOSE

The Audit Committee shall provide assistance to the Broadwing Corporation (“Company”) Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting and reporting practices of the Company, and the quality and integrity of financial reports of the Company. In so doing, the Audit Committee shall monitor and oversee (1) the integrity of the financial statements of the Company, (2) the Company’s compliance with legal and regulatory requirements, (3) the outside auditing firms’ qualifications and independence and (4) the performance of the Company’s internal audit function and outside auditing firm.

The Audit Committee shall be directly responsible for the appointment, compensation and oversight over the work of the Company’s outside auditing firm. The Audit Committee shall also approve the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

II. MEMBERSHIP REQUIREMENTS

The Audit Committee shall be comprised of three or more Directors, each of whom is determined by a majority vote of the Board of Directors to be “independent” under Section 10A(m)(3) of the Securities Exchange Act of 1934, the applicable rules of the Nasdaq Stock Market and the applicable rules and regulations of the SEC. Specifically, the Audit Committee shall consist of Directors who are not employees or officers of the Company or of any of its subsidiaries, who are independent of the management of the Company and who are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment in carrying out their responsibilities as Directors, and who otherwise meet the definition of “independent director” set forth in Rule 4200 of the Rules of the National Association of Securities Dealers, Inc. Notwithstanding the foregoing, one Director who is not an independent director as defined in Rule 4200, and is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee, if the Board of Directors, under exceptional and limited circumstances, determines that membership on the Audit Committee by that Director is required by the best interests of the Company and its stockholders, and the Board of Directors discloses in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

Each of the members of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement or become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. The Audit Committee shall determine whether at least one member of the Audit Committee meets the financial expertise and experience requirement of the Nasdaq Stock Market and Section 10A of the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, and, if one member does not satisfy this standard, shall report to the Board of Directors and direct the Company to properly disclose such fact in accordance with the Sarbanes-Oxley Act of 2002.

The members of the Audit Committee shall be elected yearly by the Board of Directors at the annual organizational meeting of the Board of Directors and serve until their successors are duly elected and qualified, or their earlier death, retirement or resignation. The Board of Directors shall have the power at any time to change the membership of the Audit Committee and to fill vacancies in it, subject to such new member(s) satisfying the independence, financial expertise and experience requirements referred to above. Unless otherwise provided in the resolution designating members of the Audit Committee, a majority of all the members of the Audit Committee will select its chairman. Except as expressly provided in this Charter or the Bylaws of the Company or as otherwise provided by law or the rules of the Nasdaq Stock Market, the Audit Committee shall fix its own rules of procedure.

III. MEETINGS

The Audit Committee will meet as frequently as circumstances dictate, but no less frequently than quarterly, generally in advance of meetings of the Board of Directors. The Audit Committee chairman will prepare and/or approve an agenda for each meeting. The Audit Committee will meet in separate executive sessions at least annually with management and the outside auditing firm to provide a forum to discuss any matters that the Audit Committee or either of the groups believes should be discussed privately.

IV. RESPONSIBILITIES

The Audit Committee shall have the sole authority and general oversight responsibility to appoint or replace the outside auditing firm (subject, if applicable, to shareholder ratification), and shall approve all audit engagement fees and terms and all non-audit engagements with the outside auditing firm. The outside auditing firm shall report directly to the Audit Committee. The Audit Committee shall consult with management but shall not delegate these responsibilities, except that pre-approvals of non-audit services may be delegated to a single member of the Audit Committee. In its capacity as a committee of the Board of Directors, the Audit Committee shall be directly responsible for the oversight of the work of the outside auditing firm (including resolution of disagreements between management and the outside auditing firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the outside auditing firm shall report directly to the Audit Committee. The Audit Committee will be responsible for resolving any disputes between the outside auditing firm and the Company’s management.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the committee and carry out its duties, and to conduct or authorize investigations into any matters within its scope of responsibilities. The Audit Committee shall determine the required amount of funding, to be provided by the Company, for payment to the auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and to any other advisers retained by the Audit Committee.

The Audit Committee shall meet periodically with management, the internal auditors (or other persons performing such functions) and the outside auditing firm in separate executive sessions in furtherance of its purposes.

The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or outside auditing firm to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall make regular reports to the Board of Directors.

The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval. The Audit Committee shall annually review the Audit Committee’s own performance. The Audit Committee shall also be responsible for the oversight of the Company’s internal auditors, if and when such a function has been retained by the Company.

In performing its functions, the Audit Committee shall undertake those tasks and responsibilities that, in its judgment, would most effectively contribute and implement the purposes of the Audit Committee. The following functions are some of the common recurring activities of the Audit Committee in carrying out its oversight responsibility:

•	Review and discuss with management and the outside auditing firm the Company’s annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2

•	Review and discuss with management and the outside auditing firm the Company’s quarterly financial statements, including disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or similar disclosures, and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, prior to the filing of its Form 10-Q, including the results of the outside auditing firm’s reviews of the quarterly financial statements to the extent applicable.

•	Review and discuss with management and the outside auditing firm, as applicable, (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management or the outside auditing firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) any management letter provided by the outside auditing firm and the Company’s response to that letter; (d) any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the outside auditing firm’s activities or on access to requested information and management’s response thereto; (e) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (f) earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance (generally or on a case-by-case basis) provided to analysts and rating agencies.

•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	Obtain and review a report from the outside auditing firm at least annually regarding (a) the outside auditing firm’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the outside auditing firm and the Company. Evaluate the qualifications, performance and independence of the outside auditing firm, including a review and evaluation of the lead partner of the outside auditing firm, such evaluation to take into account the opinions of management and the Company’s internal auditors (or other persons performing such functions).

•	Review with financial management and the outside auditing firm the Company’s filings with the SEC prior to their filing or prior to the release of earnings reports. The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review.

•	Ensure that the lead audit partner of the outside auditing firm and the audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002, and further consider rotation of the outside auditing firm itself.

•	Recommend to the Board policies for the Company’s hiring of employees or former employees of the outside auditing firm who were engaged on the Company’s account (recognizing that the Sarbanes-Oxley Act of 2002 does not permit the chief executive officer, controller, chief financial officer or chief accounting officer to have participated in the Company’s audit as an employee of the outside auditing firm during the preceding one-year period).

•	Discuss with the outside auditing firm any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement.

3

•	Discuss with management and the outside auditing firm any accounting adjustments that were noted or proposed by the outside auditing firm, but were not passed (as immaterial or otherwise).

•	Discuss with the outside auditing firm the Company’s internal audit function, if any, and its audit plan, responsibilities, budget and staffing.

•	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Review disclosures made by the Company’s principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

•	Review any reports of the outside auditing firm mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the outside auditing firm any information with respect to illegal acts in accordance with Section 10A.

•	Periodically review and discuss the adequacy of the Company’s internal controls, any significant deficiencies in internal controls (and any special audit steps adopted in light of material control deficiencies), and significant changes in such controls; and review and discuss with the principal internal auditor of the Company and such others as the Audit Committee deems appropriate, the scope and results of the internal audit program.

•	Periodically review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon.

•	Ensure that management has established a system to enforce the code of conduct provisions and Company policies related to internal financial controls and financial reporting.

•	Review and, if appropriate, approve all related party transactions in accordance with the Nasdaq regulations.

V. Limitations of Audit Committee’s Roles

While the Audit Committee has the responsibilities and powers set forth in its Charter, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the outside auditing firm.

4

BROADWING CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Omni Austin Hotel Downtown

700 San Jacinto

Austin, TX 78701

Phone: (512) 476-3700

DIRECTIONS

PLEASE BRING THE PORTION OF YOUR PROXY CARD WHICH

WILL ADMIT ONE STOCKHOLDER AND ONE GUEST INTO THE

2006 ANNUAL STOCKHOLDER MEETING.

Driving Directions

Austin Bergstrom International Airport – 11 Miles/25 Minutes

Exit Airport onto Hwy 71W. Go 1 1/2 miles and exit Hwy 183N. Continue on 2 miles to 7th Street exit. Exit 7th Street and follow 3 miles to IH35. At IH35 turn right onto access road. Take immediate left going under IH35 onto 8th Street. Go 3 blocks to 8th Street and San Jacinto. Cross San Jacinto and hotel entrance is on left.

DIRECTIONS FROM THE NORTH, DALLAS/FT. WORTH

Take I-35 South into Austin. Once downtown, exit 8th Street. Turn right on 8th Street. Continue 3 blocks on 8th Street to San Jacinto. Cross San Jacinto and the hotel entrance is on the left.

DIRECTIONS FROM THE SOUTH, SAN ANTONIO

Take I-35 North. Once downtown, take the 6th-12th Street exit. Turn left under IH-35 8th Street. Continue 3 blocks on 8th Street to San Jacinto. Cross San Jacinto and the hotel entrance is on the left.

FROM THE EAST, HOUSTON – USING HIGHWAY 290 WEST

Take 290 West. Once in Austin, take IH-35 south ramp to downtown. Exit 8th Street. Turn right on 8th Street. Continue 3 blocks on 8th Street to San Jacinto. Cross San Jacinto and the hotel entrance is on the left.

FROM THE EAST, HOUSTON – USING HIGHWAY 71

Take Highway 71 West to I-35 North. Once downtown, take the 6th-12th Street exit. Turn left under I-35 8th Street. Continue 3 blocks on 8th Street to San Jacinto. Cross San Jacinto and the hotel entrance is on the left.

FROM THE WEST – USING LOOP 1 SOUTH

Exit 5th Street (will loop back under highway). Follow 5th Street to Trinity. Turn left on Trinity. Turn left on 8th Street. The hotel entrance is a few blocks up on the left.

FROM THE WEST – USING LOOP 1 NORTH

Exit 5th Street and stay in the left lane. Yield right onto 5th Street. Take 5th Street to Trinity. Turn left on Trinity. Turn left onto 8th Street. The hotel entrance is a few blocks up on the left.

BROADWING CORPORATION

ADMISSION TICKET

Annual Meeting of Stockholders May 12, 2006, 10:00 a.m. C.T.

THIS ADMISSION TICKET ADMITS ONE STOCKHOLDER AND ONE GUEST

ADMISSION WILL BE SUBJECT TO AVAILABILITY OF SEATING

BROADWING CORPORATION ANNUAL MEETING OF STOCKHOLDERS

Omni Austin Hotel Downtown 700 San Jacinto Austin, TX 78701 Phone: (512) 476-3700

DIRECTIONS Driving Directions:

FROM AUSTIN BERGSTROM INTERNATIONAL AIRPORT – 11 MILES/25 MINUTES

Exit Airport onto Hwy 71W. Go 1 1/2 miles and exit Hwy 183N. Continue on 2 miles to 7th Street exit. Exit 7th Street and follow 3 miles to IH35. At IH35 turn right onto access road. Take immediate left going under IH35 onto 8th Street. Go 3 blocks to 8th Street and San Jacinto. Cross San Jacinto and hotel entrance is on left.

DIRECTIONS FROM THE NORTH, DALLAS/FT. WORTH

Take I-35 South into Austin. Once downtown, exit 8th Street. Turn right on 8th Street. Continue 3 blocks on 8th Street to San Jacinto. Cross San Jacinto and the hotel entrance is on the left.

DIRECTIONS FROM THE SOUTH, SAN ANTONIO

Take I-35 North. Once downtown, take the 6th-12th Street exit. Turn left under IH-35 8th Street. Continue 3 blocks on 8th Street to San Jacinto. Cross San Jacinto and the hotel entrance is on the left.

FROM THE EAST, HOUSTON – USING HIGHWAY 290 WEST

Take 290 West. Once in Austin, take IH-35 south ramp to downtown. Exit 8th Street. Turn right on 8th Street. Continue 3 blocks on 8th Street to San Jacinto. Cross San Jacinto and the hotel entrance is on the left.

FROM THE EAST, HOUSTON – USING HIGHWAY 71

Take Highway 71 West to I-35 North. Once downtown, take the 6th-12th Street exit. Turn left under I-35 8th Street. Continue 3 blocks on 8th Street to San Jacinto. Cross San Jacinto and the hotel entrance is on the left.

FROM THE WEST – USING LOOP 1 SOUTH

Exit 5th Street (will loop back under highway). Follow 5th Street to Trinity. Turn left on Trinity. Turn left on 8th Street. The hotel entrance is a few blocks up on the left.

FROM THE WEST – USING LOOP 1 NORTH

Exit 5th Street and stay in the left lane. Yield right onto 5th Street. Take 5th Street to Trinity. Turn left on Trinity. Turn left onto 8th Street. The hotel entrance is a few blocks up on the left.

PLEASE BRING THIS PORTION OF YOUR PROXY CARD WHICH WILL ADMIT ONE SHAREHOLDER AND ONE GUEST INTO THE

2006 ANNUAL STOCKHOLDER MEETING.

? FOLD AND DETACH HERE ?

PROXY

BROADWING CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

MAY 12, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

BROADWING CORPORATION

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held May 12, 2006 and the Proxy Statement, and appoints Scott Widham, Lynn D. Anderson and Kim D. Larsen, or any of them as proxies, with full power of substitution, to vote all shares of common stock of Broadwing Corporation that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of the Corporation to be held at Omni Austin Hotel Downtown, 700 San Jacinto, Austin, Texas 78701, phone: (512) 476-3700, on Friday, May 12, 2006 at 10:00 a.m. Central Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present. The shares represented by this Proxy are as of March 20, 2006, and shall be voted in the manner set forth on the other side of this Proxy Card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE IN ACCORDANCE WITH THE DIRECTORS’ RECOMMENDATION ON THE MATTERS LISTED ON THE OTHER SIDE OF THIS PROXY CARD. If any other matter properly comes before the Meeting, or any adjournment thereof, the proxies are authorized, in their discretion, to vote on the matter.

(CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)

VOTE BY TELEPHONE OR INTERNET

QUICK *** EASY *** IMMEDIATE

BROADWING CORPORATION

You can now vote your shares electronically through the Internet or by telephone. This eliminates the need to return the Proxy Card.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the Proxy Card.

TO VOTE YOUR PROXY THROUGH THE INTERNET www.continentalstock.com

Have your Proxy Card at hand when you access the above website. You will be prompted to enter the Corporation number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your Proxy Card below, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY TELEPHONE 1-866-894-0537

Use any touch-tone telephone to vote your proxy. Have your Proxy Card at hand when you call. You will be prompted to enter the Corporation number, proxy number and account number. Follow the voting instructions to vote your shares.

The Internet and telephone facilities for stockholders of record will close at 12:01 a.m. Eastern Time on May 11, 2006.

PLEASE DO NOT RETURN THIS PROXY CARD IF YOU HAVE VOTED ELECTRONICALLY

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY BY MAIL

Please mark your votes like this

The Board of Directors recommends a vote “FOR” Items 1 and 2.

1. Election of Directors: The Board of Directors recommends a vote “FOR” the following nominees: 01 David R. Huber and 02 John Morton III

WITHHELD FOR: (Write that nominee’s name in the space provided below)

2. Ratification of the Appointment of KPMG LLP as Independent Auditors: The Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG LLP as independent auditors for the 2006 fiscal year.

FOR WITHHOLD

I have included comments, or change of address.

I plan to attend the Annual Meeting

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE

READ THE INSTRUCTIONS ABOVE

CORPORATION NUMBER: PROXY NUMBER: ACCOUNT NUMBER:

FOR

WITHHOLD

Signature: Signature: Date:

Please sign exactly as name or names appear on this Proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title. If more than one trustee, all should sign.